Press Release	Exhibit 99.1

Photon Dynamics Announces CFO Resignation

SAN JOSE, California, January 28,  2008 — Photon Dynamics, Inc. (NASDAQ: PHTN), a global supplier utilizing advanced digital imaging technology of Liquid Crystal Display (LCD) yield enhancement systems and high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications, today announced that Michael Schradle, the Company’s chief financial officer, will transition from the Company in accordance with the transition agreement entered on December 6, 2007. His resignation was effective January 24, 2008, following the completion of the restatement and the filing of the Company’s fiscal 2007 Form 10-K. Pursuant to the transition agreement, Mr. Schradle will act as a consultant to the Company.

About Photon Dynamics, Inc.
Photon Dynamics, Inc. is a global supplier utilizing advanced machine vision technology for market leading Liquid Crystal Display (LCD) flat panel display test and repair systems and for high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications. For more information about Photon Dynamics (NASDAQ: PHTN), visit its website at www.photondynamics.com.